CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement Post Effective Amendment No. 3 to Form S-1, of our report, which contains an explanatory paragraph expressing substantial doubt regarding Integral Vision, Inc.’s ability to continue as a going concern, dated March 31, 2008 relating to the financial statements of Integral Vision, Inc. for the years ended December 31, 2007 and 2006 appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

REHMANN ROBSON, P.C.

Troy, Michigan
April 17, 2008